INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Bach-Hauser, Inc. on Form S-8 of our report dated March 30, 2001 appearing in the Annual Report on Form 10-KSB filed on April 24, 2001 of Bach-Hauser, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                              MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                              Certified Public Accountants


New York, New York
October 31, 2001